Exhibit 99.4

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 12, 2012, by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (formerly known as Wells Fargo Foothill, LLC), as the arranger and administrative agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto and REALPAGE, INC., a Delaware corporation (the “Borrower”).

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement in certain respects as set forth herein and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. Amendment to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a) The table set forth in Section 7(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Fiscal Year 2011	Fiscal Year 2012	Fiscal Year 2013 and each Fiscal Year thereafter
$15,000,000	$23,000,000	$20,000,000

(b) Clause (d)(x) of the definition of “EBITDA” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

(x) litigation fees, costs and expenses (but exclusive of any payments that are funded with proceeds of Borrower’s liability insurance) incurred by Borrower and its Subsidiaries during the preceding 12-month period, not to exceed $3,000,000 in the aggregate for any such period; provided that, with respect to such fees, costs and expenses incurred and in connection with the litigation with Yardi Systems, Inc., such amount may be increased by an amount not to exceed (y) $1,400,000 in the aggregate for amounts incurred by Borrower during the fiscal year ending December 31, 2011, and (z) $10,800,000 in the aggregate for amounts incurred by Borrower during the fiscal year ending December 31, 2012, if, in each case, the Borrower has Excess Availability plus Qualified Cash in an amount equal to or greater than $15,000,000 at the end of such period.

(c) The definition of “LIBOR Rate Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“LIBOR Rate Margin” means, as of any date of determination with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan, the applicable margin set forth in the following table that corresponds to the most recent Senior Leverage Ratio calculation delivered to Agent pursuant to Section 5.1 of the Agreement for the end of a fiscal quarter (the “Senior Leverage Ratio Calculation”):

For any date of determination prior to September 24, 2012:

Level	Senior Leverage Ratio Calculation	LIBOR Rate Margin

I	If the Senior Leverage Ratio is less than 1.00:1.00	2.50 percentage points

II	If the Senior Leverage Ratio is greater than or equal to 1.00:1.00 and less than or equal to 1.50:1.00	2.75 percentage points

III	If the Senior Leverage Ratio is greater than 1.50:1.00	3.00 percentage points

For any date of determination on or after September 24, 2012:

Level	Senior Leverage Ratio Calculation	LIBOR Rate Margin

I	If the Senior Leverage Ratio is less than 1.00:1.00	2.00 percentage points

II	If the Senior Leverage Ratio is greater than or equal to 1.00:1.00 and less than or equal to 1.50:1.00	2.25 percentage points

III	If the Senior Leverage Ratio is greater than 1.50:1.00	2.50 percentage points

Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be based upon the most recent Senior Leverage Ratio Calculation, which shall be calculated as of the end of each fiscal quarter. Except as set forth in the foregoing proviso, the LIBOR Rate Margin shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified calculation of the Senior Leverage Ratio pursuant to Section 5.1 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the LIBOR Rate Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered, on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin shall be set at the margin based upon the calculations disclosed by such certification. In the event that the information regarding the Senior Leverage Ratio contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher LIBOR Rate Margin for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin actually applied for such LIBOR Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (ii) the LIBOR Rate Margin shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period, and (iii) Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest and Letter of Credit fees as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations.

3. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties (with four (4) original copies of this Amendment to follow within two (2) Business Days after the date hereof); and

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that:

(a) After giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of the date of this Amendment (except to the extent any representation or warranty expressly relates solely to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

7. Miscellaneous.

(a) Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

REALPAGE, INC.,
a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Daniel Morihiro
Name:	Daniel Morihiro
Title:	Director

Signature Page to First Amendment to Amended and Restated Credit Agreement

COMERICA BANK, a Texas Banking Association, as a Lender

By:	/s/ Charles Fell
Name:	Charles Fell
Title:	Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A. a national banking association, as a Lender

By:	/s/ Vicount P. Cornwall
Name:	Vicount P. Cornwall
Title:	Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A. a national banking association, as a Lender

By:	/s/ Jennifer Yan
Name:	Jennifer Yan
Title:	Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Amended and Restated Credit Agreement (the “Amendment”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment (including Section 8 thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document. Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

[Signature Page Follows]

OPSTECHNOLOGY, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

MULTIFAMILY INTERNET VENTURES, LLC, a California limited liability company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

STARFIRE MEDIA, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

REALPAGE INDIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

A.L. WIZARD, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

Signature Page to Consent and Reaffirmation

PROPERTYWARE, INC., a California corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

43642 YUKON INC., a Yukon company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

eREAL ESTATE INTEGRATION, INC. a California corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

RP NEWCO LLC, a Delaware limited liability company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

RP NEWCO II LLC, a Delaware limited liability company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

Signature Page to Consent and Reaffirmation

RENT MINE ONLINE INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

REALPAGE PHILIPPINES HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

REALPAGE FORMS LLC, a Delaware limited liability company

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

SENIOR-LIVING.COM, INC.,
a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

MULTIFAMILY TECHNOLOGY SOLUTIONS, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

Signature Page to Consent and Reaffirmation

MTS NEW JERSEY, INC.,
a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

MTS CONNECTICUT, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

MTS MINNESOTA, INC., a Delaware corporation

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

LEASESTAR LLC,
a Delaware limited liability company By: RealPage, Inc., as Sole Member

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

RP NEWCO V LLC,
a Delaware limited liability company
By: RealPage, Inc., as Sole Member

By:	/s/ Timothy J. Barker
Name:	Timothy J. Barker
Title:	VP, CFO and Treasurer

Signature Page to Consent and Reaffirmation